Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MacDonald, Dettwiler and Associates Ltd. of our report dated February 27, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in DigitalGlobe, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

July 13, 2017